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                                                                    EXHIBIT 1.1

                                                                  EXECUTION COPY

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKS4

                             UNDERWRITING AGREEMENT

                                October 17, 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

          1. INTRODUCTORY. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "DEPOSITOR"), proposes to form a commercial mortgage trust (the "TRUST"), which will issue, in multiple classes, securities entitled Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4. The Depositor further proposes, subject to the terms and conditions stated in this underwriting agreement (this "AGREEMENT"), to sell to the underwriters named in SCHEDULE I hereto (each, an "UNDERWRITER" and, collectively, the "UNDERWRITERS"; PROVIDED, HOWEVER, that if you are the only underwriter named in SCHEDULE I hereto, then the terms "Underwriter" and "Underwriters" shall refer solely to you), for whom you act as representative (in such capacity, the "REPRESENTATIVE"), those classes of such securities as are identified on SCHEDULE II hereto (the classes of securities identified on SCHEDULE II hereto, collectively, the "CERTIFICATES"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust. The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined in SECTION 2(c)). The assets of the Trust (all such assets collectively, the "TRUST FUND") will consist primarily of a segregated pool of multifamily and commercial mortgage loans (collectively, the "MORTGAGE LOANS") that will be purchased by the Depositor from Column Financial, Inc. ("COLUMN"), KeyBank National Association ("KEYBANK") and Salomon Brothers Realty Corp. ("SBRC" and, together with Column and Keybank, the "MORTGAGE LOAN SELLERS"), respectively, pursuant to separate mortgage loan purchase agreements dated as of October 17, 2002 (each, a "MORTGAGE LOAN PURCHASE AGREEMENT"). The Trust will be created, the Mortgage Loans will be transferred to the Trust, and the Certificates will be issued, pursuant to a pooling and servicing agreement dated as of October 11, 2002 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer (in such capacity, the "MASTER SERVICER"), Lennar Partners, Inc., as special servicer (in such capacity, the "SPECIAL SERVICER"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "TRUSTEE").

     The offering of the Certificates made pursuant to the Registration Statement (as defined in SECTION 2(a)) will be made through the Underwriters. This Agreement provides for the sale of the Certificates to, and the purchase and offering thereof by, the Underwriters. SCHEDULE I sets forth the

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aggregate amount of each class of Certificates that is to be purchased by each
Underwriter. SCHEDULE II sets forth the classes of the Certificates subject to this Agreement, the principal balance of each class of the Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement and the price at which each class of the Certificates is to be purchased by the Underwriters from the Depositor. The offering of the Certificates will be governed by this Agreement.

          2. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents and warrants to the Underwriters as of the date hereof as follows:

                  (a) a registration statement on Form S-3, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "ACT"), in the form heretofore delivered to you, as the Representative, has been filed with the Securities and Exchange Commission (the "COMMISSION") and has become effective; such registration statement, as amended, exclusive of any related Computational Materials and ABS Term Sheets (each as defined in SECTION 8(a) below) previously filed or to be filed pursuant to SECTION 5(a) and any Computational Materials and ABS Term Sheets relating to securities other than the Certificates), and the prospectus relating to the sale of the Certificates offered thereby by the Depositor and constituting a part of such registration statement, as such prospectus is from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "RULES AND REGULATIONS") under the
     Act), are respectively referred to herein as the "REGISTRATION STATEMENT" and the "BASE PROSPECTUS"; the Registration Statement is identified on
     SCHEDULE II hereto; the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement (other than any amendment thereof by reason of Rule
     429) will be filed which shall be reasonably disapproved by you, as the Representative, promptly after reasonable notice thereof;

                  (b) there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement; and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and the Depositor has not received notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or with respect to any initiation or threat of any proceeding for such purpose;

                  (c) the Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement (as defined below in this SECTION 2(c)) conformed in all respects to the requirements of the Act and the Rules and Regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date hereof will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Base Prospectus and the supplement to the Base

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     Prospectus prepared pursuant to SECTION 5(a) below (the "PROSPECTUS
     SUPPLEMENT" and, together with the Base Prospectus, the "PROSPECTUS"), on the date hereof and on the Specified Delivery Date (as defined in SECTION 3 below), will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing does not apply to (A) the information contained in or omitted from the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written or electronic information furnished to the Depositor by any Underwriter specifically for use therein, (B) the information contained in or omitted from the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and conformity with (1) the Master Tape, (2) the representations and warranties of any Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, or (3) any other information concerning the characteristics of the Mortgage Loans, the related loan documents, the related obligors on the Mortgage Loans (the "BORROWERS") or the related mortgaged real properties securing the Mortgage Loans (the "MORTGAGED PROPERTIES") furnished electronically or in writing to the Depositor or the Underwriters by any Mortgage Loan Seller in connection with the preparation of the Prospectus, or any amendment thereof or supplement thereto, (C) the information regarding the Mortgage Loans, the related loan documents, the Borrowers, the Mortgaged Properties and/or the Mortgage Loan Sellers contained in or omitted from the Prospectus Supplement, or any amendment thereof or supplement thereto, under the headings "Summary of Prospectus Supplement--The Underlying Mortgage Loans", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans", on EXHIBIT A-1 or EXHIBIT A-2 thereto or on the accompanying diskette, or (D) the information contained in or omitted from any Computational Materials and/or ABS Term Sheets, or any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Prospectus (or any amendment thereof or supplement thereto). The "MASTER TAPE" consists of the compilation of underlying information and data regarding the Mortgage Loans covered by the Independent Accountants Report on Applying Agreed Upon Procedures dated October 17, 2002, as supplemented to the Specified Delivery Date, and rendered by Ernst & Young;

                  (d) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus and now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

                  (e) the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates, on the Specified Delivery Date, will be duly and validly authorized and, when such Certificates are duly and validly executed by the Trustee, authenticated by the Trustee or any

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     other applicable registrar and delivered in accordance with the Pooling and
     Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

                  (f) the Depositor is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Depositor or which violation or default would have a material adverse effect on the performance by the Depositor of its obligations under this Agreement, the Pooling and Servicing Agreement or either of the Mortgage Loan Purchase Agreements; and the issue and sale of the Certificates and the compliance by the Depositor with all of the provisions of the Certificates, this Agreement and the Pooling and Servicing Agreement, and the execution and delivery by the Depositor of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, did, does or will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound or (D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument;

                  (g) there are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability against the Depositor of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus;

                  (h) there has not been any material adverse change in the business, operations, financial condition, properties or assets of the Depositor since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements;

                  (i) there are no contracts, indentures or other documents of a character required by the Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement

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     which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

                  (j) the Depositor possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor;

                  (k) this Agreement has been duly authorized, executed and delivered by the Depositor; and, assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport or are construed to provide indemnification from liabilities under applicable securities laws;

                  (l) on the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Depositor and will be legal, valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                  (m) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organizations, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the valid and proper authorization, issuance, offering and sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

                  (n) at the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

                  (o) neither the Depositor nor the Trust Fund is, and neither the sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Depositor or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT");

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                  (p)    at the time of the execution and delivery of the
     Pooling and Servicing Agreement, the Depositor (i) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "LIENS") granted by or imposed upon the Depositor, (ii) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (iii) will have the power and authority to transfer or cause the transfer of the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters;

                  (q) upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor;

                  (r) upon the sale of 10% of the total principal balance of the Certificates and any other mortgage pass-through certificates of the same series to unaffiliated third parties, the Depositor will, under generally accepted accounting principles, report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates;

                  (s) the consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates;

                  (t) the Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters;

                  (u) the Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor;

                  (v) at the Specified Delivery Date, the respective Classes of Certificates shall have been assigned ratings no lower than those set forth in SCHEDULE II hereto by the nationally recognized statistical rating organizations identified therein (the "RATING AGENCIES"); and

                  (w) any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date.

          3. PURCHASE, SALE AND DELIVERY OF CERTIFICATES. The closing for the purchase and sale of the Certificates contemplated hereby (the "CLOSING"), shall be made at the date, location and time of delivery set forth in SCHEDULE II hereto, or such later date as shall be mutually acceptable to you, as the Representative, and the Depositor (such date and time of purchase and sale of the Certificates being

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herein called the "SPECIFIED DELIVERY DATE"). Delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"). Each class of Certificates will be represented by one or more definitive global certificates to be deposited by or on behalf of the Depositor with DTC. Delivery of the Certificates shall be made to the several Underwriters against payment by the several Underwriters of the purchase price for the Certificates, as set forth on SCHEDULE I hereto, to or upon the order of the Depositor by wire transfer of immediately available funds or by such other method as may be acceptable to the Depositor.

     The Depositor agrees to have the Certificates available for inspection by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Specified Delivery Date.

          4. OFFERING BY UNDERWRITERS. (a) It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus. It is further understood that the Depositor, in reliance upon Policy Statement 105, has not filed and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Depositor that sales of the Certificates made by such Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

          (b) Each Underwriter represents, warrants and agrees that: (i) it has not sold or offered the Certificates in the United Kingdom, and it has not delivered or communicated the Prospectus or any other invitation or inducement to buy or participate in the Certificates in the United Kingdom, except to persons who (A) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS ORDER") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2001 (the "FP ORDER") or (B) fall within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2)(a) though (d) of the FP Order; and (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

          5. COVENANTS OF THE DEPOSITOR. The Depositor covenants and agrees with the Underwriters that:

                  (a) the Depositor has prepared and/or shall prepare (and shall file with the Commission pursuant to Rule 424 under the Act) a prospectus supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor shall not file any amendments to the Registration Statement as in effect with respect to the Certificates (other than an amendment by reason of Rule 429 under the Act), or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you, as the Representative, and given you a reasonable opportunity to review the same, or if you have

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     reasonably objected thereto promptly after receipt thereof; the Depositor shall immediately advise the Underwriters (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement (other than an amendment by reason of Rule 429 under the Act) has been filed or has become or will become effective or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Certificates specified in SCHEDULE I has been filed and will furnish the Underwriters with copies thereof, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as the Depositor is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriters' compliance with their obligations set forth in SECTION 8 below, the Depositor shall file with the Commission a Current Report on Form 8-K including any Computational Materials and ABS Term Sheets provided to it by any Underwriter pursuant to SECTION 8 below not later than the date on which such Current Report is required to be filed with the Commission;

                  (b) if, at any time when a prospectus is required to be delivered under the Act in connection with the initial offering of the Certificates as contemplated by this Agreement, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor shall prepare and file with the Commission, at its expense and subject to CLAUSE (a) above, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

                  (c) the Depositor shall make generally available to the holders of the Certificates (the "CERTIFICATEHOLDERS"), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust's fiscal quarter next following the date hereof, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Certificates. The Depositor shall cause the Pooling and Servicing Agreement to require the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

                  (d) the Depositor shall furnish to any Underwriter, without charge, copies of the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as such Underwriter may reasonably request;

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                  (e)    the Depositor shall arrange for the qualification of
     the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you, as the Representative, designate and shall continue such qualifications in effect so long as required for the distribution; PROVIDED, HOWEVER, that neither the Depositor nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

                  (f) the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated as follows: (i) the Underwriters shall bear all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Certificates and the expenses of any advertising of the offering of the Certificates made by the Underwriters; and (ii) the Depositor and the Mortgage Loan Sellers, in such proportions as they may agree, shall bear (A) the costs incident in the preparation, printing and filing under the Act of the Registration Statement, any Preliminary Prospectus (as defined in SECTION 6 below), each Prospectus and any amendments thereof and supplements and exhibits thereto, (B) the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any amendment or supplement to the Prospectus as provided in this Agreement, (C) the costs of printing and distributing the Pooling and Servicing Agreement, (D) the costs of filings, if any, with the National Association of Securities Dealers, Inc., (E) fees paid to the Rating Agencies in connection with the rating of the Certificates, (F) the fees and expenses of qualifying the Certificates under State securities laws as provided herein, and of preparing and printing, if so requested by any Underwriter, a preliminary blue sky survey and legal investment survey concerning the legality of the Certificates as an investment (including fees and disbursements of counsel to the Underwriters in connection therewith), and (G) any other costs and expenses incident to the performance of the Company's obligations under this Agreement; PROVIDED that no Underwriter, in its capacity as an Underwriter, shall be required to bear more than its own out-of-pocket and/or internally allocated costs and expenses incurred in connection with the transactions herein contemplated;

                  (g) to the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Depositor will cause the Pooling and Servicing Agreement to provide that the Underwriters are to be third-party beneficiaries and that it may not be amended in any manner that would materially adversely affect such rights of the Underwriters without their consent; and

                  (h) during the period when a prospectus is required by law to be delivered in connection with the initial offering of the Certificates as contemplated by this Agreement, the Depositor shall file, or cause the Trustee to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligation of each Underwriter to purchase and pay for its allotment of the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

                  (a) the Underwriters shall have received from Ernst & Young, certified public accountants:

                         (i) letters dated the Specified Delivery Date, the date of the Prospectus Supplement and the date of any preliminary version of the Prospectus Supplement delivered to prospective investors in the Certificates (a "PRELIMINARY PROSPECTUS SUPPLEMENT" and, together with the accompanying form of the Base Prospectus, a "PRELIMINARY PROSPECTUS"), respectively, and satisfactory in form and substance to you, as the Representative, and your counsel, stating in effect that, using the assumptions and methodology used by the Depositor, all of which shall be described in such letters, they have recalculated such numbers and percentages set forth in the Prospectus Supplement and any Preliminary Prospectus Supplement as you, as the Representative, may reasonably request and as are agreed to by Ernst & Young, compared the results of their calculations to the corresponding items in the Prospectus Supplement and any Preliminary Prospectus Supplement, respectively, and found each such number and percentage set forth in the Prospectus Supplement and any Preliminary Prospectus Supplement, respectively, to be in agreement with the results of such calculations; PROVIDED that the letter dated the Specified Delivery Date need only reconfirm the statements made in the letter dated the date of the Prospectus Supplement; and

                         (ii) one or more letters, dated as appropriate in the reasonable view of the Depositor and you, as the Representative, and satisfactory in form and substance to you, as the Representative, and your counsel, stating in effect that, using the assumptions and methodology used by the Underwriters, all of which shall be described in such letter(s), they have recalculated such numbers and percentages set forth in any ABS Term Sheets and Computational Materials related to the Certificates as you, as the Representative, may reasonably request and as are agreed to by Ernst & Young, compared the results of their calculations to the corresponding items in such ABS Term Sheets and Computational Materials and found each such number and percentage set forth in such ABS Term Sheets and Computational Materials to be in agreement with the results of such calculations;

                  (b) all actions required to be taken and all filings required to be made by the Depositor under the Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

                  (c) unless otherwise specified in SCHEDULE II, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in SCHEDULE II, and shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

                  (d) the Underwriters shall have received a certificate or certificates signed by one or more duly authorized officers of the Depositor, dated the Specified Delivery Date, in substantially the same forms as EXHIBIT A and EXHIBIT B, respectively, attached hereto;

                  (e) the Underwriters shall have received with respect to the Depositor a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than 10 days prior to the Specified Delivery Date;

                  (f) the Underwriters shall have received an opinion from in-house counsel to the Depositor, dated the Specified Delivery Date, in substantially the same form as EXHIBIT C attached hereto;

                  (g) the Underwriters shall have received an opinion from Sidley Austin Brown & Wood LLP, special counsel for the Depositor, dated the Specified Delivery Date, in substantially the same form as EXHIBIT D attached hereto;

                  (h) the Underwriters shall have received copies of all other opinions rendered by Sidley Austin Brown & Wood LLP, as special counsel for the Depositor, to the Rating Agencies in connection with the issuance of the Certificates, and each such opinion shall be addressed to the Underwriters or accompanied by a letter signed by Sidley Austin Brown & Wood LLP stating that the Underwriters may rely on such opinion as if it were addressed to them as of date thereof;

                  (i) the Underwriters shall have received from Sidley Austin Brown & Wood LLP, special counsel to the Depositor, a letter, dated the Specified Delivery Date, substantially in the same form as EXHIBIT E attached hereto, regarding certain information in the Registration Statement and the Prospectus;

                  (j) the Underwriters shall have received, with respect to each of the Master Servicer, the Special Servicer and the Trustee, a favorable opinion of counsel, dated the Specified Delivery Date, addressing: the valid existence of such party under the laws of its jurisdiction of organization; the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party; the enforceability of the Pooling and Servicing Agreement against such party, subject to such limitations as are reasonably acceptable to you, as the Representative; and such other matters as you, as the Representative, may reasonably request. Counsel rendering each such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Each such opinion need cover only the laws of the State of New York, the laws of the jurisdiction of organization for the party on behalf of which such opinion is being rendered and the federal law of the United States;

                  (k) the Underwriters shall have received such other documents, certificates and opinions regarding the Master Servicer, the Special Servicer and the Trustee as you, as the Representative, may reasonably request;

                  (l) the Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by each Mortgage Loan Seller in connection with its sale of Mortgage Loans to the Depositor, pursuant to the related Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by a Mortgage Loan Seller or any of its officers and representatives, to the same extent that the Depositor may so rely, and each such opinion addressed to the Depositor shall also be addressed to the Underwriters or shall be accompanied by a letter signed by the counsel that rendered such opinion stating that the Underwriters may rely on such opinion as if it were addressed to them;

                  (m) the Mortgage Loan Sellers shall have sold the Mortgage Loans to the Depositor, pursuant to the respective Mortgage Loan Purchase Agreements; and

                  (n) all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to you, as the Representative, and your counsel, and the Underwriters shall have received such additional information, certificates and documents as you, as the Representative, may have reasonably requested.

          7. INDEMNIFICATION. (a) The Depositor shall indemnify and hold harmless each Underwriter, each of its officers and directors and each person, if any, that controls any Underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such officer, director or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto (including, without limitation, insofar as there is a Depositor Mathematical Error (as defined below) therein, any Computational Materials or ABS Term Sheets (or any amendments thereof or supplements thereto) furnished to prospective investors in the Certificates and made a part of, or incorporated by reference into, the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Depositor shall reimburse, as incurred, each Underwriter and each such officer, director and controlling person for any legal or other expenses reasonably incurred by such Underwriter, officer, director or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Depositor shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability (A) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Preliminary

Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written or electronic information furnished to the Depositor by any Underwriter through the Representative specifically for use therein (the "UNDERWRITERS' INFORMATION"),
(B) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto) in reliance upon and in conformity with
(1) the Master Tape, (2) the representations and warranties of any Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement or (3) any other information concerning the characteristics of the Mortgage Loans, the related loan documents, the Mortgaged Properties, the Borrowers and/or the Mortgage Loan Sellers furnished electronically or in writing to the Depositor or any Underwriter by any Mortgage Loan Seller in connection with the preparation of any Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto, or (C) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (other than a Depositor Mathematical Error (as defined below)) made in any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto) with respect to the Mortgage Loans, the related loan documents, the Mortgaged Properties, the Borrowers and/or the Mortgage Loan Sellers under the headings "Summary of Prospectus Supplement--The Underlying Mortgage Loans", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and/or "Description of the Underlying Mortgage Loans" therein, on EXHIBIT A-1 or EXHIBIT A-2 thereto or on the accompanying diskette, or (D) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (other than a Depositor Mathematical Error) made in any Computational Materials or ABS Term Sheets (or any amendments thereof or supplements thereto) furnished to prospective investors and made a part of, or incorporated by reference into, the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment thereof or supplement thereto); and PROVIDED, FURTHER, that the Depositor shall not be liable to any Underwriter or any such officer, director or controlling person under the indemnity agreement in this SECTION 7(a) with respect to any untrue statement in, or omission from, any Preliminary Prospectus, to the extent that any such expense, loss, claim, damage or liability of such Underwriter or such officer, director or controlling person results from the fact that such Underwriter sold Certificates to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or a copy of the Prospectus as then amended or supplemented, the Depositor had previously furnished copies thereof to such Underwriter, delivery of the Prospectus to such person was required under applicable law and the Prospectus corrected the untrue statement in, or omission from, such Preliminary Prospectus.

     The Depositor and the Underwriters acknowledge that the following statements constitute the only Underwriters' Information furnished in writing or electronically by or on behalf of any Underwriter for inclusion in the Registration Statement, the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto): the second sentence of the second paragraph on the cover of each of the Prospectus Supplement and any Preliminary Prospectus Supplement; the fifth, sixth and seventh sentences of the subsection entitled "Summary of Prospectus Supplement--Relevant Parties/Entities--Underwriters" in each of the Prospectus Supplement and any Preliminary Prospectus Supplement; and the first sentence of the fourth paragraph, and the second sentence of the fifth paragraph, under the heading "Underwriting" in each of the Prospectus Supplement and any Preliminary Prospectus Supplement.

     A "DEPOSITOR MATHEMATICAL ERROR" consists of any untrue statement or omission made in the Prospectus Supplement, any Preliminary Prospectus Supplement or, if it was developed by the Depositor or Credit Suisse First Boston Corporation, any Computational Materials or ABS Term Sheet as a result of an error in the manipulation of, or any calculations based upon, or any aggregation (other than an aggregation made in the Master Tape by a Mortgage Loan Seller) of, the numerical, financial and/or statistical information regarding the Mortgage Loans, the Mortgaged Properties, the Borrowers and/or the Mortgage Loan Sellers contained in the Master Tape or otherwise provided to the Depositor by any Mortgage Loan Seller.

          (b) Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Depositor, each of its officers and directors and each person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Depositor or any such officer, director or controlling person may become subject under the Act, the Exchange Act or otherwise, and shall reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor or any such officer, director or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Underwriter's Information in any Preliminary Prospectus Supplement, the Prospectus Supplement or any amendment or supplement thereto or the omission or alleged omission to state in such Underwriter's Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact (other than a Depositor Mathematical Error) contained in any Computational Materials and/or ABS Term Sheets (or any amendments thereof or supplements thereto) prepared or developed by such Underwriter and provided by such Underwriter or any other party to potential investors in the Certificates, or (B) the omission or the alleged omission to state in any such Computational Materials and/or ABS Term Sheets (or any amendments thereof or supplements thereto) a material fact required to be stated therein or which, when any such item is read together with any Preliminary Prospectus Supplement and the Prospectus Supplement, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no Underwriter shall be liable to the extent that any expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Computational Materials or ABS Term Sheets (or any amendment thereof or supplement thereto) made in reliance upon and in conformity with (A) the Master Tape, (B) the representations and warranties of any Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement or (C) any other information concerning the characteristics of the Mortgage Loans, the related loan documents, the Mortgaged Properties, the Borrowers or the Mortgage Loan Sellers furnished to the Underwriters by the Depositor or any Mortgage Loan Seller (the error in the Master Tape or any such other information concerning the characteristics of the Mortgage Loans, the related loan documents, the Mortgaged Properties, the Borrowers or the Mortgage Loan Sellers or the breach in any of such representations and warranties that gave rise to such untrue statement or omission being referred to as a "COLLATERAL ERROR"), except to the extent that a Mortgage Loan Seller or the Depositor notified such Underwriter in writing of such Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any case, a "CORRECTED COLLATERAL ERROR") a reasonable time period prior to confirmation of sale to the person that purchased the Certificates that are the subject of any such loss, claim, damage, liability, cost or expense, or action in respect thereof, and such Underwriter failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information was contained in the Prospectus, failed to deliver to such person, where such delivery was required by applicable law, the Prospectus as then amended or supplemented) at or prior to confirmation of such sale to such person. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Any Computational Materials or ABS Term Sheets (or amendments thereof or supplements thereto) so furnished to the Depositor by a particular Underwriter shall relate exclusively to and be, to the extent provided herein, the several responsibility of such Underwriter and no other Underwriter.

          (c)     Promptly after receipt by an indemnified party under this
SECTION 7 of notice of the commencement of any suit, action or proceeding (including, without limitation, any governmental or regulatory investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this SECTION 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (i) under this SECTION 7, except to the extent that the indemnified party's failure to so notify the indemnifying party has materially prejudiced the indemnifying party, or (ii) otherwise than under this SECTION 7. In case any such suit, action or proceeding is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
SECTION 7 for any legal fees or expenses of separate counsel subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such suit, action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses of separate counsel shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one suit, action or proceeding or separate but similar or related suits, actions and/or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing two sentences, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any suit, action or proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any suit, action or proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the suit, action or proceeding that have been asserted against the indemnified party in such suit, action or proceeding by the other parties to such settlement and (ii) does not require an admission of fault, culpability or failure to act by the indemnified party, without the consent of the indemnified party.

          (d) If recovery is not available under SECTION 7(a) or SECTION 7(b) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution from the Depositor (in the case of SECTION 7(a)) or one or more Underwriters (in the case of SECTION 7(b)), as applicable, for the expenses, losses, claims, damages and/or liabilities intended to be covered under the relevant Section, as incurred, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Depositor on the one hand and each Underwriter on the other from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by PRO RATA or PER CAPITA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method that does not take account of the equitable considerations referred to above. Notwithstanding anything herein to the contrary, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. The obligations of the Underwriters in this SUBSECTION (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages or other liabilities referred to in this SECTION 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this SECTION 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f)     The indemnity and contribution agreements contained in this
SECTION 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, any Underwriter, any of their respective directors or officers, or any person controlling the Depositor or any Underwriter, and (iii) acceptance of and payment for any of the Certificates.

          (g) The obligations of the Depositor under this SECTION 7 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this SECTION 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act.

          8. COMPUTATIONAL MATERIALS. (a) The Underwriters agree to provide to the Depositor not later than 10:30 a.m., New York time, on the Business Day before the date on which a Current Report on Form 8-K is required to be filed by the Depositor with the Commission pursuant to the No-Action Letters (as defined below) (each, a "CURRENT REPORT") five complete copies of all materials that have been provided by the Underwriters to prospective investors in the Certificates and that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 and issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "KIDDER LETTERS") and (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together with the Kidder Letters, the "NO-ACTION LETTERS"), and the Underwriters acknowledge that the filing of such materials is a condition of relief granted in such letter (such materials, the "COMPUTATIONAL MATERIALS" and the "ABS TERM SHEETS," respectively); PROVIDED, HOWEVER, that any ABS Term Sheets are subject to the review and approval of the Depositor prior to their distribution to any prospective investors, and a copy of all such ABS Term Sheets and Computational Materials as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Depositor simultaneously with delivery thereof to prospective investors. Each delivery of Computational Materials and ABS Term Sheets to the Depositor pursuant to this SECTION 8(a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the Depositor and one copy of such materials to the Depositor. No Underwriter shall provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Depositor pursuant to this SUBSECTION (a) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this SUBSECTION (a)) for filing pursuant to SECTION 5(a), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

          (b) As of the date of this Agreement and as of the Specified Delivery Date, each of the Underwriters represents and warrants to, and agrees with, the Depositor and with each other Underwriter that: (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to SECTION 8(a) above by such Underwriter, if any, constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter that is required to be filed with the Commission with respect to the Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets developed by such Underwriter with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which such Computational Materials and ABS Term Sheets are based) were last furnished by such Underwriter to a prospective investor and on the date of delivery thereof to the Depositor pursuant to SECTION 8(a) above and on such Specified Delivery Date, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by Collateral Errors (other than Corrected Collateral Errors) or Depositor Mathematical Errors; (iii) such Underwriter will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated on behalf of the Depositor; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) shall bear a legend substantially in the form of EXHIBIT F or as otherwise reasonably approved by the Depositor in writing.

          (c) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; PROVIDED, HOWEVER, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. In the event that any Computational Materials and ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Loans that are incorrect or that differ from the Master Tape in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the information in the Master Tape and the final Certificate structuring assumptions, shall circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriters they would purchase all or any portion of the Certificates, and shall include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to SECTION 8(a) above.

          (d) If, within the period during which a prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Depositor or the related Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless such material error or omission was corrected in the Prospectus) such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Depositor for filing with the Commission in a subsequent Form 8-K submission ( which filing the Depositor shall so complete subject to its obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Mortgage Loan Sellers). As of the date that any Underwriter disseminates any Computational Materials or ABS Term Sheets, such Underwriter shall not have any knowledge or reason to believe that such Computational Materials or ABS Term Sheets disseminated by it contained any material error or, when read together with the Prospectus, any material omission and each Underwriter agrees to promptly notify the Depositor of any such material error or omission of which such Underwriter becomes aware.

          (e) Each Underwriter shall be deemed to have represented, as of the Specified Delivery Date, that, except for Computational Materials and ABS Term Sheets provided to the Depositor pursuant to SECTION 8(a) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

          (f) In the event of any delay in the delivery by any Underwriter to the Depositor of Computational Materials and ABS Term Sheets required to be delivered in accordance with SECTION 8(a) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Specified Delivery Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in SECTION 5(a) to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (g) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in SUBSECTIONS
(a), (c), (d) and (f) of this SECTION 8 have been satisfied with respect thereto.

          (h) Computational Materials and ABS Term Sheets may be distributed by the Underwriter through electronic means in accordance with SEC Release No. 33-7233 or other applicable laws or regulations.

          9. DEFAULT OF UNDERWRITERS. If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, but if no such arrangements are made by the Specified Delivery Date, the Representative shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to the Representative and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in SECTION 5(f) and SECTION 7. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for a Underwriter under this SECTION 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          10. TERMINATION OF THE OBLIGATIONS OF THE UNDERWRITERS. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Depositor, at any time at or prior to the Specified Delivery Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement.

          (b) The obligations of the Underwriters to purchase on the Specified Delivery Date the Certificates described in SCHEDULE I shall be terminable by the Underwriters if at any time on or prior to the Specified Delivery Date (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust which, in the judgment of a majority in interest of the Underwriters (based on Underwriting obligations) including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any Certificates on any relevant exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of any payment for the Certificates.

          11. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements by the Depositor and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of the Underwriters, the Depositor or any of their respective officers, directors and controlling persons, and shall survive delivery of and payment of the related Certificates.

     If this Agreement is terminated pursuant to SECTION 10 above or if for any reason the purchase by the Underwriters of the Certificates is not consummated, the obligations of the Depositor and the Underwriters pursuant to SECTION 7 above shall remain in effect.

          12. NOTICES. All communications hereunder shall be in writing and: if sent to the Underwriters, shall be mailed, delivered or telecopied to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group, Telecopy No.: (212) 325-8278; or, if sent to the Depositor, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Jeffrey Altabef, Telecopy No.:
(212) 743-5227; or, in the case of any of the foregoing parties, to such other address as may be furnished by such party to the other parties.

          13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in SECTION 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. REPRESENTATION OF UNDERWRITERS. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding on all the Underwriters.

          15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

          16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.


                                         Very truly yours,

                                         CREDIT SUISSE FIRST BOSTON MORTGAGE
                                         SECURITIES CORP.,
                                         as Depositor


                                         By: /s/ Jeffrey A. Altabef
                                             -----------------------------------
                                         Name:   Jeffrey A. Altabef
                                         Title:  Vice President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION,
as Representative on behalf of the
Underwriters specified on SCHEDULE I


By: /s/ Jeffrey A. Altabef
   -------------------------------
Name:   Jeffrey A. Altabef
Title:  Vice President

                                   SCHEDULE I

                                                                         AMOUNTS OF                PRICE
                                                                        CERTIFICATES           (EXPRESSED AS
UNDERWRITER                                                           TO BE PURCHASED       A PERCENTAGE OF PAR)*
-------------------------------------------                           ---------------       ---------------------
1.   Credit Suisse First Boston Corporation         Class A-1         $             0               N/A
                                                    Class A-2         $   708,445,000             100.5%
                                                     Class B          $    46,072,000             100.5%
                                                     Class C          $    18,429,000             100.5%
                                                     Class D          $    30,714,000             100.5%
                                                     Class E          $    16,893,000             100.5%

2.   Lehman Brothers Inc.                           Class A-1         $             0               N/A
                                                    Class A-2         $             0               N/A
                                                     Class B          $             0               N/A
                                                     Class C          $             0               N/A
                                                     Class D          $             0               N/A
                                                     Class E          $             0               N/A

3.   McDonald Investments Inc.                      Class A-1         $             0               N/A
                                                    Class A-2         $             0               N/A
                                                     Class B          $             0               N/A
                                                     Class C          $             0               N/A
                                                     Class D          $             0               N/A
                                                     Class E          $             0               N/A

4.   Salomon Smith Barney Inc.                      Class A-1         $   268,276,000             100.5%
                                                    Class A-2         $             0               N/A
                                                     Class B          $             0               N/A
                                                     Class C          $             0               N/A
                                                     Class D          $             0               N/A
                                                     Class E          $             0               N/A

----------
* Exclusive of accrued interest. The price of each class of Certificates shall include interest at the related initial pass-through rate from and including October 1, 2002 to, but not including, the Closing Date.

                                   SCHEDULE II

CERTIFICATES: Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4,
              Class A-1, A-2, B, C, D and E.

CLOSING: 10:00 A.M., October 29, 2002, at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

PROSPECTUS:   Prospectus Supplement dated October 22, 2002 and Base Prospectus dated October 22, 2002

REGISTRATION STATEMENT: Individually and collectively, as the context may require, the Registration Statement on Form S-3 (No. 333-53012) and, from and after October 22, 2002, the Registration Statement on Form S-3 (No. 333-97955)

TOTAL PRINCIPAL AMOUNT OF CERTIFICATES: $1,088,829,000 (approximate)

TOTAL PRINCIPAL AMOUNT:

         Class A-1                   $  268,276,000
         Class A-2                   $  708,445,000
         Class B                     $   46,072,000
         Class C                     $   18,429,000
         Class D                     $   30,714,000
         Class E                     $   16,893,000

RATINGS BY MOODY'S INVESTORS SERVICE, INC./STANDARD & POOR'S RATINGS SERVICES, A DIVISION OF THE MCGRAW-HILL COMPANIES, INC.:

                  Class A-1                   Aaa/AAA
                  Class A-2                   Aaa/AAA

                   Class B                     Aa2/AA
                   Class C                    Aa3/AA-
                   Class D                      A2/A
                   Class E                     A3/A-

INITIAL PASS-THROUGH RATES:

                  Class A-1                 4.485%
                  Class A-2                 5.183%
                   Class B                  5.333%
                   Class C                  5.394%
                   Class D                  5.453%
                   Class E                  5.532%

                                    EXHIBIT A

                   FORM I OF DEPOSITOR'S OFFICER'S CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKS4

                      CERTIFICATE OF ASSISTANT SECRETARY OF
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     I, Rhonda G. Matty, hereby certify that I am a duly appointed Assistant Secretary of Credit Suisse First Boston Mortgage Securities Corp. (the "COMPANY"), and further certify as follows:

          1. Attached hereto as EXHIBIT A are true and correct copies of the Certificate of Incorporation and By-Laws of the Company, which Certificate of Incorporation and By-Laws are, on the date hereof, and have been at all times since the formation of the Company, in full force and effect.

          2. Attached hereto as EXHIBIT B is a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware within ten (10) days of the date hereof and no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date thereof which has affected the good standing of the Company under the laws of the State of Delaware.

          3. The Board of Directors, by unanimous written consent dated as of April 20, 2001 (the "RESOLUTIONS"), authorized, among other things, all actions necessary to accomplish transactions of the type contemplated by the Pooling and Servicing Agreement dated as of October 11, 2002 (the "POOLING AND SERVICING AGREEMENT"), between the Company as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, Lennar Partners, Inc. as special servicer and

     Wells Fargo Bank Minnesota, N.A. as trustee, each of the Mortgage Loan Purchase Agreements referred to in the Pooling and Servicing Agreement, the Underwriting Agreement dated as of October 17, 2002 (the "UNDERWRITING AGREEMENT"), between the Company and Credit Suisse First Boston Corporation as representative of the underwriters referred to therein, the Certificate Purchase Agreement dated as of October 17, 2002 (the "CERTIFICATE PURCHASE AGREEMENT"), between the Company and Credit Suisse First Boston Corporation, and to execute and deliver documents and/or instruments such as the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements, the Underwriting Agreement and the Certificate Purchase Agreement. Attached hereto as EXHIBIT C is a true and correct copy of the Resolutions. The Resolutions have not been amended, modified, annulled or revoked since they were adopted, and are in full force and effect as of the date hereof, and the instruments authorized in the Resolutions were executed pursuant thereto and in compliance therewith.

          4. Each person listed below is and has been the duly elected and qualified officer or authorized signatory of the Company and his genuine signature is set forth opposite his name:

     NAME                       OFFICE                 SIGNATURE
     ----                       ------                 ---------
     Debra Huddleston        Vice President    _____________________________

     Jeffrey A. Altabef      Vice President    _____________________________

     Capitalized terms used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of October ___, 2002.


                                                --------------------------------
                                                Name:  Rhonda G. Matty
                                                Title: Assistant Secretary

                                                                     SAB&W DRAFT
                                                                OCTOBER 28, 2002

                         SIDLEY AUSTIN BROWN & WOOD LLP

     CHICAGO                   787 SEVENTH AVENUE                    BEIJING
       ----                 NEW YORK, NEW YORK 10019                   ----
      DALLAS                  TELEPHONE 212 839 5300                  GENEVA
       ----                   FACSIMILE 212 839 5599                   ----
   LOS ANGELES                   www.sidley.com                     HONG KONG
       ----                                                            ----
  SAN FRANCISCO                   FOUNDED 1866                       LONDON
       ----                                                            ----
 WASHINGTON, D.C.                                                   SHANGHAI
                                                                       ----
                                                                    SINGAPORE
                                                                       ----
                                                                      TOKYO



                                    EXHIBIT B

                  FORM II OF DEPOSITOR'S OFFICER'S CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-CKS4

                          CERTIFICATE OF THE DEPOSITOR

     In connection with the issuance of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4 (the "CERTIFICATES"), pursuant to a Pooling and Servicing Agreement dated as of October 11, 2002 (the "POOLING AND SERVICING AGREEMENT"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "DEPOSITOR"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, Lennar Partners, Inc. as special servicer and Wells Fargo Bank Minnesota, N.A. as trustee, and the sale of the Certificates pursuant to the Underwriting Agreement dated as of October 17, 2002 (the "UNDERWRITING AGREEMENT"), between the Depositor and Credit Suisse First Boston Corporation ("CSFB"), on behalf of itself and the other underwriters named therein, and the Certificate Purchase Agreement dated as of October 17, 2002 (the "CERTIFICATE PURCHASE AGREEMENT"), between the Depositor and CSFB (together, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are referred to as the "AGREEMENTS"), the Depositor does hereby certify that (A) the representations and warranties of the Depositor in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof and (B) the Depositor has in all material respects complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreements.

Certified October ___, 2002

                                             CREDIT SUISSE FIRST BOSTON
                                             MORTGAGE SECURITIES CORP.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT C

              FORM OF OPINION OF IN-HOUSE COUNSEL TO THE DEPOSITOR

                                October 29, 2002

To the Parties Listed on Annex A hereto


     Re:  Credit Suisse First Boston Mortgage Securities Corp.,
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKS4

Ladies and Gentlemen:

          I am a Vice President and Counsel of Credit Suisse First Boston Corporation ("CSFB") and have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "DEPOSITOR"), in connection with certain matters relating to: (i) the Depositor's purchase from Column Financial Inc. ("COLUMN") of certain multifamily and commercial mortgage loans (collectively, the "COLUMN MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement (the "COLUMN MORTGAGE LOAN PURCHASE AGREEMENT"), dated as of October 17, 2002, by and between the Depositor and Column; (ii) the Depositor's purchase from KeyBank National Association ("KEYBANK") of certain multifamily and commercial mortgage loans (the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement (the "KEYBANK MORTGAGE LOAN PURCHASE AGREEMENT"), dated as of October 17, 2002, by and between the Depositor and KeyBank; (iii) the Depositor's purchase from Salomon Brothers Realty Corp. ("SBRC") of certain multifamily and commercial mortgage loans (collectively, the "SBRC MORTGAGE LOANS" and, together with the Column Mortgage Loans and KeyBank Mortgage Loans the "MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement (the "SBRC MORTGAGE LOAN PURCHASE AGREEMENT" and, together with the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement, the

"MORTGAGE LOAN PURCHASE AGREEMENTS"), dated as of October 17, 2002, by and between the Depositor and SBRC; (iv) the issuance of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4, consisting of the classes designated as follows: (a) the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "PUBLIC CERTIFICATES"), which will be sold pursuant to the terms of the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), dated October 17, 2002, by and between the Depositor and CSFB, as representative for the several underwriters named therein, and (b) the Class A-X, Class A-SP, Class APM, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class V Certificates (collectively, the "PRIVATE CERTIFICATES" and, collectively with the Public Certificates, the "Certificates"), which will be sold pursuant to the terms of the Certificate Purchase Agreement (the "CERTIFICATE PURCHASE AGREEMENT"), dated October 17, 2002, by and between the Depositor and CSFB; and (vii) the sale by the Depositor of the Public Certificates and the Private Certificates. The Certificates are being issued pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of October 11, 2002, by and among the Depositor as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, Lennar Partners, Inc. as special servicer and Wells Fargo Bank Minnesota, N.A. as trustee (the "TRUSTEE"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement.

          In rendering the opinions set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Underwriting Agreement, the Certificate Purchase Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements (collectively, the "AGREEMENTS"), specimen forms of the Certificates, and such certificates, corporate records and other documents, agreements, instruments and opinions, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In connection with such examination, I have assumed the genuineness of all signatures (other than with respect to the Depositor), the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens and the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed, to the extent such matters do not constitute legal conclusions upon which I have been asked to opine. As to any facts material to such opinions that were not known to me, I have relied upon statements, certificates and representations of officers and other representatives of the Depositor, the Mortgage Loan Sellers, CSFB and the Trustee and of public officials.

          Based upon and subject to the foregoing, I am of the opinion that:

                  1. The Depositor is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite power and authority to execute and deliver the Agreements and to perform its obligations thereunder.

                  2. The execution, delivery and performance of the Agreements have been duly authorized by the Depositor and the Agreements have been duly executed and delivered by the Depositor.

                  3. The Certificates have been duly authorized by all necessary corporate action of the Depositor.

                  4. The issuance of the Certificates pursuant to the Pooling and Servicing Agreement, the execution and delivery by the Depositor of the Agreements, the performance by the Depositor of its obligations under the Agreements and the consummation by the Depositor of the transactions therein contemplated, do not conflict with or result in a breach or violation of the Depositor's organizational documents or, to my knowledge, conflict with or result in a breach or violation of any material indenture agreement or instrument to which the Depositor is a party or by which it or any of its property is bound, or any judgment, decree or order applicable to the Depositor, of any New York State or federal court, regulatory body, administrative agency or other governmental authority, other than potential conflicts, breaches or violations which individually and in the aggregate are not reasonably expected to have a material adverse effect on the ability of the Depositor to enter into and perform its obligations under the Agreements.

                  5. To my knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Depositor (a) asserting the invalidity of any of the Agreements or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreements or (c) which could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability (with respect to the Depositor) of, the Agreements or the Certificates. For purposes of the opinion set forth in this paragraph, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has overtly threatened in writing to the Depositor a present intention to initiate such proceedings.

          I am a member of the Bar of the State of New York and the opinions set forth above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (in each case without regard to conflicts of laws principles). I am not licensed to practice law in the State of Delaware, and the opinions in paragraphs (1), (2) and (3) above as to the General Corporation Law of the State of Delaware are based solely on standard compilations of the official statutes of Delaware. I express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this letter.

          This letter is limited to the matters specifically addressed herein, and I express no opinion as to any other matters relating to, or which may arise in connection with, the consummation of the transactions contemplated by the Agreements.

          I am furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose.


                                     Very truly yours,

                                     ANNEX A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010-3629

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Column Financial, Inc.
3414 Peachtree Road, N.E.
Suite 1140
Atlanta, Georgia 30326

KeyBank National Association
Key Tower
127 Public Square
Cleveland, Ohio 44114

Salomon Brothers Realty Corp.
388 Greenwich Street
New York, New York 10013

KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street - Suite 1500
Kansas City, Missouri 64105

Lehman Brothers Inc.
399 Park Avenue
New York, New York 10022

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

Wells Fargo Bank Minnesota, N.A.
45 Broadway
12th Floor
New York, New York 10006

Lennar Partners, Inc.
760 Northwest 107th Avenue
Suite 400
Miami, Florida 33172

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

                                    EXHIBIT D

    FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP, SPECIAL COUNSEL TO THE
                                   DEPOSITOR

                                October 29, 2002

To the Parties Listed on Annex A hereto:


     Re:  Credit Suisse First Boston Mortgage Securities Corp.
          Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4

Ladies and Gentlemen:

     We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp. (the "DEPOSITOR") with respect to certain matters in connection with the following transactions (collectively, the "TRANSACTIONS"):

          (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-97955) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION"), for purposes of registering under the Securities Act of 1933, as amended (the "1933 ACT"), certain offerings of mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

          (ii) the sale by Column Financial, Inc. ("COLUMN"), and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "COLUMN MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement, dated as of October 17, 2002 (the "COLUMN MORTGAGE LOAN PURCHASE AGREEMENT"), between Column as seller and the Depositor as purchaser;

          (iii) the sale by KeyBank National Association ("KEYBANK"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "KEYBANK MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 17, 2002 (the "KEYBANK MORTGAGE LOAN PURCHASE AGREEMENT"), between KeyBank as seller and the Depositor as purchaser;

          (iv) the sale by Salomon Brothers Realty Corp. ("SBRC"), and the purchase by the Depositor, of a third segregated pool of multifamily and commercial mortgage loans (collectively, the "SBRC MORTGAGE Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 17, 2002 (the "SBRC MORTGAGE LOAN PURCHASE AGREEMENT"), between SBRC as seller and the Depositor as purchaser;

          (v) the creation of a commercial mortgage trust (the "TRUST"), and the issuance of an aggregate $1,233,581,046 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4 (the "CERTIFICATES"), consisting of 22 classes designated Class A-X, Class A-SP, Class APM, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class V, pursuant to the Pooling and Servicing Agreement dated as of October 11, 2002 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, Lennar Partners, Inc. as special servicer and Wells Fargo Bank Minnesota, N.A. as trustee (the "TRUSTEE");

          (vi) the transfer of the Column Mortgage Loans, the KeyBank Mortgage Loans and the SBRC Mortgage Loans (collectively, the "MORTGAGE LOANS") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor;

          (vii) the sale by the Depositor, and the purchase by Credit Suisse First Boston Corporation ("CSFB CORPORATION"), Salomon Smith Barney Inc., McDonald Investments Inc. and Lehman Brothers Inc. (collectively, in such capacity, the "UNDERWRITERS") of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "PUBLICLY OFFERED CERTIFICATES"), pursuant to the Underwriting Agreement dated as of October 17, 2002 (the "UNDERWRITING AGREEMENT"), between the

                  Depositor and CSFB Corporation, as representative of the Underwriters; and

          (viii) the sale by the Depositor, and the purchase by CSFB Corporation (in such capacity, the "INITIAL PURCHASER"), of the Class A-X, Class A-SP, Class APM, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class V Certificates (collectively, the "PRIVATELY OFFERED CERTIFICATES"), pursuant to the Certificate Purchase Agreement dated as of October 17, 2002 (the "CERTIFICATE PURCHASE AGREEMENT"), between the Depositor and the Initial Purchaser.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the SBRC Mortgage Loan Purchase Agreement are collectively referred to herein as the "AGREEMENTS". Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     For purposes of this opinion letter, we have reviewed:

          (i)     the Agreements;

          (ii)    the Registration Statement;

          (iii) the Prospectus, dated October 22, 2002, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "BASIC Prospectus");

          (iv) the Prospectus Supplement, dated October 22, 2002, specifically relating to the Trust and the Publicly Offered Certificates (the "PROSPECTUS SUPPLEMENT"; and, together with the Basic Prospectus, the "PROSPECTUS"); and

          (v) the Confidential Offering Circular, dated October 22, 2002, relating to the Trust and certain classes of the Privately Offered Certificates (including all exhibits and annexes thereto, the "CONFIDENTIAL OFFERING CIRCULAR").

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) except as and to the extent expressly addressed in Opinion Paragraph 7 below, the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by each of the parties thereto, (ix) except as and to the extent expressly addressed in Opinion Paragraph 5 below, the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x) compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, and (xi) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein.

     Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York; (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

     When used in this opinion, the term "knowledge" or words of similar import mean the actual knowledge of facts or other information of the attorneys currently practicing law with this firm who have been actively involved in any material respect in representing the Depositor in connection with the Transactions. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

     In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (in each case without regard to conflicts of law principles). In addition, we do not express any opinion with respect to (i) the tax, securities or "doing business" laws of any particular State, including, without limitation, the State of New York, or (ii) any law, rule or regulation to which the Depositor may be subject as a result of any other person's or entity's legal or regulatory status or any such other person's or entity's involvement in the Transactions. Furthermore, we do not express any opinion with respect to any matter not expressly addressed below.

     Based upon and subject to the foregoing, we are of the opinion that:

          1.      The Registration Statement has become effective under the 1933
     Act.

          2. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

          3. The Registration Statement, the Basic Prospectus and the Prospectus Supplement, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder.

          4. To our knowledge, there are no material contracts, indentures or other documents relating to the Publicly Offered Certificates of a character required to be described or referred to in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          5. Each of the Agreements constitutes a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

          6. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement and the Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

          7. The execution, delivery and performance of the Agreements by the Depositor will not in any material respect conflict with or result in a violation of any federal or State of New York statute, rule or regulation of general applicability in transactions of the type contemplated by the Agreements.

          8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated by the terms of the Agreements, except such as may be required under the securities laws of the State of New York and other particular States in connection with the purchase and the offer and sale of the Certificates by the Underwriters and the Initial Purchaser, as to which we express no opinion, and except such as have been obtained.

          9. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust is not required to be registered under the Investment Company Act of 1940, as amended.

          10. The statements set forth in the Prospectus Supplement under the headings "Description of the Offered Certificates" and "The Pooling and Servicing Agreement", in the Basic Prospectus under the headings "Description of the Certificates" and

     "Description of the Governing Documents", and in the Confidential Offering Circular under the heading "Transfer and Exchange; Restrictions", insofar as such statements purport to summarize certain material provisions of the Certificates and the Pooling and Servicing Agreement, are accurate in all material respects.

          11. The statements set forth in the Prospectus Supplement under the headings "ERISA Considerations", "Federal Income Tax Consequences" and "Legal Investment", in the Basic Prospectus under the headings "ERISA Considerations", "Federal Income Tax Consequences" and "Legal Investment", and in the Confidential Offering Circular under the headings "Certain ERISA Considerations", "Federal Income Tax Consequences" and "Legal Investment", to the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Certificates to all investors, provide in all material respects an accurate summary of such matters and conclusions set forth under such headings.

          12. As described in the Prospectus Supplement and the Confidential Offering Circular, (A) REMIC I will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended, in effect on the date hereof (the "REMIC PROVISIONS"), and the REMIC I Regular Interests will constitute a "regular interest" (as defined in the REMIC Provisions), and the REMIC I Residual Interest will constitute the sole "residual interest" (as defined in the REMIC Provisions), in REMIC I, (B) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC II Regular Interests will constitute "regular interests", and the REMIC II Residual Interest will constitute the sole "residual interest", in REMIC II, (C) REMIC III will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC III Regular Interest Certificates will evidence "regular interests", and the REMIC III Residual Interest will constitute the sole "residual interest", in REMIC III.

          13. The respective portions of the Trust consisting of Grantor Trust R and Grantor Trust V will each be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended.

          14. Assuming (a) the accuracy of the respective representations and warranties of the Initial Purchaser and the Depositor contained in the Certificate Purchase Agreement, (b) the performance by the Initial Purchaser and the Depositor of their respective covenants contained in the Certificate Purchase Agreement, and (c) in the case of each investor that purchases Privately Offered Certificates from the Initial Purchaser, the accuracy of the deemed representations and warranties set forth under the caption "Notice to Investors" in the Confidential Offering Circular, the offer and sale of the

     Privately Offered Certificates by the Depositor to the Initial Purchaser, and by the Initial Purchaser to investors that purchase from it, in the manner contemplated in the Confidential Offering Circular, the Certificate Purchase Agreement and the Pooling and Servicing Agreement, are transactions that do not require registration of the Privately Offered Certificates under the 1933 Act.

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.


                                     Very truly yours,

                                     ANNEX A

Credit Suisse First Boston Mortgage
  Securities Corp.
Eleven Madison Avenue
New York, New York 10010-3629

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Lehman Brothers Inc.
399 Park Avenue
New York, New York 10022

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services, a division
  of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

                                    EXHIBIT E

    FORM OF LETTER OF SIDLEY AUSTIN BROWN & WOOD LLP, SPECIAL COUNSEL TO THE
                                   DEPOSITOR

                                October 29, 2002

To the Parties Listed on Annex A hereto:


     Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4

Ladies and Gentlemen:

          We have acted as special counsel to Column Financial, Inc. ("COLUMN"), Salomon Brothers Realty Corp. ("SBRC") and Credit Suisse First Boston Mortgage Securities Corp. (the "DEPOSITOR") with respect to certain matters in connection with the following transactions (collectively, the "TRANSACTIONS"):

                  (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-97955) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION"), for purposes of registering under the Securities Act of 1933, as amended (the "SECURITIES ACT"), certain offerings of mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

                  (ii) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "COLUMN MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement, dated as of October 17, 2002 (the "COLUMN MORTGAGE LOAN PURCHASE AGREEMENT"), between Column as seller and the Depositor as purchaser;

                  (iii) the sale by KeyBank National Association ("KEYBANK"), and the purchase by the Depositor, of a second segregated pool of multifamily and commercial mortgage loans (collectively, the "KEYBANK MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 17, 2002 (the "KEYBANK MORTGAGE LOAN PURCHASE AGREEMENT"), between KeyBank as seller and the Depositor as purchaser;

                  (iv) the sale by SBRC, and the purchase by the Depositor, of a third segregated pool of multifamily and commercial mortgage loans (collectively, the "SBRC MORTGAGE LOANS"), pursuant to the Mortgage Loan Purchase Agreement dated as of October 17, 2002 (the "SBRC MORTGAGE LOAN PURCHASE AGREEMENT"), between SBRC as seller and the Depositor as purchaser;

                  (v) the creation of a commercial mortgage trust (the "TRUST"), and the issuance of an aggregate $1,233,581,046 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2002-CKS4 (the "CERTIFICATES"), consisting of 22 classes designated Class A-X, Class A-SP, Class APM, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class V, pursuant to the Pooling and Servicing Agreement dated as of October 11, 2002 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor as depositor, Key Corp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer, Lennar Partners, Inc. as special servicer and Wells Fargo Bank Minnesota, N.A. as trustee (the "TRUSTEE");

                  (vi) the transfer of the Column Mortgage Loans, the KeyBank Mortgage Loans and the SBRC Mortgage Loans (collectively, the "MORTGAGE LOANS") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor; and

                  (vii) the sale by the Depositor, and the purchase by Credit Suisse First Boston Corporation ("CSFB CORPORATION"), McDonald Investments Inc., Salomon Smith Barney Inc. and Lehman Brothers Inc. (collectively, in such capacity, the "UNDERWRITERS") of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "PUBLICLY OFFERED CERTIFICATES"), pursuant to the Underwriting Agreement dated as of October 17, 2002 (the "UNDERWRITING AGREEMENT"), between the Depositor and CSFB Corporation, as representative of the Underwriters.

          The Pooling and Servicing Agreement, the Underwriting Agreement, the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the SBRC Mortgage Loan Purchase Agreement are collectively referred to herein as the "AGREEMENTS". Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

          For the purposes of this letter, we have reviewed: the Agreements; the Registration Statement; the Prospectus, dated October 22, 2002, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "BASIC PROSPECTUS"); and the Prospectus Supplement, dated October 22, 2002, specifically relating to the Trust and the Publicly Offered Certificates (the "PROSPECTUS SUPPLEMENT", and, together with the Basic Prospectus, the "PROSPECTUS"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for rendering this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for rendering this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (viii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (ix) compliance with the Agreements by the parties thereto, (x) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the SBRC Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of, or at the direction of, the Depositor, Column, Keybank and SBRC, (xi) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xii) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In making the statements set forth below, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

          We are delivering this letter in our capacity as special counsel to the Depositor, Column and SBRC. In the course of our acting in such capacity, we have generally reviewed and discussed with certain representatives of the Depositor, Column, the Underwriters and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Registration Statement and the Prospectus, other than any documents or information included therein solely by incorporation by reference (all such documents and information so incorporated by reference shall be referred to herein as the "EXCLUDED INFORMATION"), and we have reviewed certain loan summaries prepared by Column or an affiliate of Column, or a counsel for either of them, in respect of the Column Mortgage Loans and certain loan summaries prepared by SBRC or an affiliate of SBRC, or a counsel for either of them, in respect of the SBRC Mortgage Loans. While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that (a) the Registration Statement (exclusive of the Excluded Information therein, as to which we express no view or belief), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (exclusive of the Excluded Information therein, as to which we express no view or belief), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (x) any financial statements, schedules and/or other numerical, financial or statistical data set forth or referred to therein or omitted therefrom, (y) any information contained in or omitted from the Prospectus regarding the nature and characteristics of the KeyBank Mortgage Loans and/or the Borrowers and Mortgaged Properties relating to such Mortgage Loans or (z) any information contained in or omitted from the computer diskette that accompanies the Prospectus. In that connection, we advise you that we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor, Column and SBRC in connection with the determination of materiality.

          When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley Austin Brown & Wood LLP attorneys currently practicing law with this firm who have been involved in any material respect in representing the Depositor, Column and/or SBRC in connection with the Transactions or who may have represented Column and/or SBRC in the origination of any of the Mortgage Loans. We call to your attention that, with your knowledge and consent, except as described above, such Sidley Austin Brown & Wood LLP attorneys have not examined or otherwise reviewed any of the Mortgage Files, any particular documents contained in such files or any other documents with respect to the Mortgage Loans for purposes of delivering this letter.

          This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof,

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notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person (including, without limitation, any person who acquires the Certificates from the persons to whom this letter is addressed) or transmitted to any other person without our prior consent.

                                     Very truly yours,

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                                     ANNEX A

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

Lehman Brothers Inc.
399 Park Avenue
New York, New York 10022

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

McDonald Investments Inc.
800 Superior Avenue
Cleveland, OH 44114

                                       E-1
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                                    EXHIBIT F

              FORM OF COMPUTATIONAL MATERIAL/ABS TERM SHEET LEGEND

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Lehman Brothers Inc., McDonald Investments Inc. and Salomon Smith Barney Inc. (collectively, the "UNDERWRITERS") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                                       F-1